EXHIBIT 10.4

KATE SPADE & COMPANY
[ ] PERFORMANCE SHARE AWARD
NOTICE OF GRANT:

PARTICIPANT NAME:

PARTICIPANT ID:

GRANT DATE:

NUMBER OF UNITS:

We are pleased to inform you that, pursuant to the Company’s 2013 Stock Incentive Plan, the Compensation Committee of the Board of Directors of Kate Spade & Company has made an award of performance shares to you, subject to the terms and conditions set forth in the attached Grant Certificate.

*          *          *

[]PERFORMANCE SHARE AWARD GRANT CERTIFICATE

The Grant Certificate (the “Grant Certificate”) is made as of the Grant Date set forth in the attached Notice of Grant (the “Grant Date”), by and between Kate Spade & Company (the “Company”) and the employee named in the attached Notice of Award (the “Participant”).

The Compensation Committee (the “Committee”) of the Board of Directors of the Company (“Board”) has made the award described herein (this “Award”) to the Participant under the Company’s 2013 Stock Incentive Plan (the “Equity Plan”).  Any term that is capitalized but not defined herein shall have the meaning given to such term in the Equity Plan.

1.         []Performance Share Award.  This Award consists of a number of performance shares (the “Performance Shares”) set forth in the Notice of Grant (such number of Performance Shares, the “Target Performance Shares”).

2.         Threshold Section 162(m) Goal.

(a)        No part of this Award shall vest and no amount shall be paid (or shares delivered) in respect of this Award unless and until the Committee certifies that the Company has achieved an adjusted operating income for the [ ] fiscal year of [ ] (the “162(m) Goal”).  If the 162(m) Goal is not achieved during the fiscal year, the Award shall be immediately cancelled and the Participant shall have no further rights with respect to the Award.

(b)        Once the Committee certifies that the 162(m) Goal has been achieved, the Participant’s entitlement to payment in respect of the Award shall be determined in accordance with the terms of this Grant Certificate.  In no event shall the Participant receive payment in respect of the Award in an amount that exceeds the maximum amount allocated to the Participant in the Committee’s resolution approving the establishment of the 162(m) Goal.

3.         Vesting.

(a)        The “[] Performance Period” shall be the period [ ].

(b)        The number of Performance Shares that shall vest and become earned (the “Earned Performance Shares”) shall be determined based on [ ] provided that the number of Earned Performance Shares may not exceed 200% of the Target Performance Shares.

If the [Performance] over the Performance Period is equal to:	Then the Percentage of Target Performance Shares that become Earned Performance Shares is:*
200% (maximum)
100%
50%
0%

* Except as noted in the table, to the extent that [] is between two thresholds, the percentage of the Target Performance Shares that shall vest and become Earned Shares shall be determined by the use of straight-line interpolation.

(c)        The number of Earned Performance Shares shall be determined by the Committee within 60 days following the end of the [ ] Performance Period.  The date the Committee determines the number of Earned Performance Shares is the “Vesting Date.”

(d)        The following terms have the meanings indicated below:

(1)        “Average Price” for any day means the average official closing price per share over the 40-consecutive-trading days ending with and including that day (or, if there is no official closing price on that day, the last trading day before that day).

(2)        “Cause” and “Good Reason” have the meanings provided in the Executive Severance Agreement between the Participant and the Company (as it may be amended, replaced or supplemented in accordance with its terms); provided that if there is no Executive Severance Agreement between the Participant and the Company, then Cause shall mean:

(a)        the Participant’s willful and intentional repeated failure or refusal, continuing after notice that specifically identifies the breach(es) complained of, to perform substantially his or her material duties, responsibilities and obligations (other than a failure resulting from the Participant’s incapacity due to physical or mental illness or other reasons beyond the control of the Participant), and which failure or refusal results in demonstrable direct and material injury to the Company or any of its affiliates;

(b)        any willful or intentional act or failure to act involving fraud, misrepresentation, theft, embezzlement, dishonesty or moral turpitude (collectively, “Fraud”) which results in demonstrable direct and material injury to the Company or any of its respective affiliates;

(c)        the Participant’s conviction of (or a plea of nolo contendere to) an offense which is a felony in the jurisdiction involved or which is a misdemeanor in the jurisdiction involved but which involves Fraud; or

(d)        the Participant’s material breach of a written policy of the Company or the rules of any governmental or regulatory body applicable to the Company.

For purposes of this definition, no act, or failure to act, on the Participant’s part shall be deemed “willful” or “intentional” unless done, or omitted to be done, by the Participant without reasonable belief that the Participant’s action or omission was in the best interests of the Company.

and “Good Reason” shall mean the occurrence of one or more of the following events:

(a)        the Participant experiences a material diminution in duties or responsibilities, without the Participant’s consent (provided that a change in reporting structure shall not be deemed a diminution in duties or responsibilities);

(b)        the Company moves the Participant’s work location or its principal offices by more than 100 miles (provided that such move increases the Participant’s commuting distance by more than 100 miles);

(c)        a material reduction in the Participant’s base salary; or

(d)        a material breach by the Company of any of its material obligations under any employment agreement between the Participant and the Company then in effect;

provided, however, that no event or condition shall constitute Good Reason unless (x) the Participant gives the Company a written notice of termination for Good Reason no fewer than 30 days prior to the date of termination and not more than 90 days after the initial existence of the condition giving rise to Good Reason, and (y) the grounds for termination (if susceptible to correction) are not corrected by the Company within 30 days of its receipt of such notice.

(3)        “Company [ ] means the Company’s [ ] for the [ ] Performance Period.

(4)        [Performance Measure]

(5)        [Reserved]

4.         Adjustments.

(a)        No adjustments may be made to the 162(m) Goal.

(b)        Notwithstanding anything to the contrary contained herein, pursuant to Section 3.7 of the Equity Plan, the Committee shall adjust this Award to reflect any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or similar corporate change, in such manner as the Committee may deem appropriate, in its sole discretion, to prevent the enlargement or dilution of the Participant’s rights.

5.         Settlement of Award.  The Participant’s Earned Performance Shares shall be settled by delivery of shares of Common Stock, on a one-for-one basis, as soon as administratively possible following the Vesting Date, and in no event later than 74 days following the year in which the Vesting Date occurred; provided that settlement shall be subject in all respects to Section 2 and no delivery of shares may occur before the Committee certifies whether the 162(m) Goal has been achieved.  Shares of Common Stock shall be issued by the Company in the name of the Participant by electronic book-entry transfer or credit of such shares to an account of the Participant maintained with a brokerage firm or other custodian as the Company determines.  Alternatively, in the Company’s sole discretion, such issuance may be effected in such other manner (including through physical certificates) as the Company may determine.

6.         Termination of Employment; Change in Control.

(a)        Except as set forth in Sections 6(b) and (c), if the Participant’s employment terminates for any reason prior to the Vesting Date, the Award shall be cancelled and the Participant shall have no rights with respect to the Award.

(b)        If the Participant’s employment is terminated by the Company without Cause or pursuant to the Participant’s resignation for Good Reason, then the Earned Performance Shares shall equal the number of Performance Shares the Participant would have vested in if the Participant remained employed through the end of the [] Performance Period, as determined on the Vesting Date, prorated by multiplying that number of Earned Performance Shares by (1) the number of days during the [] Performance Period up to and including the date of termination and dividing by (2) the total number of scheduled days in the [] Performance Period without giving effect to this Section 6(b).  Following the Vesting Date, the prorated Earned Performance Shares shall be settled in accordance with Section 5, and any remaining Target Performance Shares shall be forfeited in accordance with Section 6(a).

(c)        Change in Control.  In the event the Participant’s employment is terminated by the Company (or its acquiror) without Cause or pursuant to the Participant’s resignation for Good Reason or on or within two years following a Change in Control, each Performance Period shall be deemed to have been completed, the date of termination shall become the Vesting Date, all unvested Target Shares shall be deemed to be Earned Performance Shares, and the Participant shall vest in that number of Earned Performance Shares as of the date of such termination (or, if later, Change in Control).  In the event that the Earned Performance Shares become vested in accordance with this Section 6(c), such shares shall be settled in accordance with Section 5.

7.         Nature of Performance Shares.  The Participant shall have no rights as a stockholder with respect to this Award unless and until Common Stock has been delivered to the Participant upon settlement of the Award.  The Performance Shares are mere bookkeeping entries and represent only an unfunded and unsecured obligation of the Company to issue or deliver Common Stock on a future date, subject to the terms and conditions hereof.  As a holder of Performance Shares, the Participant has no rights other than the rights of a general creditor of the Company.  The Performance Shares carry neither voting rights nor rights to cash or other dividends.

8.         Plan Provisions to Prevail.  The Award is subject to all of the terms and provisions of the Equity Plan and is subject to all of the terms and provisions therein.  In the event of any inconsistency between the provisions of the Grant Certificate and the Equity Plan, the provisions of the Equity Plan shall govern.

9.         Withholding Taxes.  Shares of Common Stock delivered pursuant to this Award shall be subject to applicable withholding taxes and the Company shall withhold from the delivery of Common Stock pursuant hereto shares having a value equal to the minimum amount of federal, state and other governmental tax withholding requirements related thereto.  If Participant fails to comply with his or her obligations in connection with the applicable withholding or other mandatory tax, the Company may refuse to deliver any shares of Common Stock pursuant to this Award.  Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined.  Fractional share amounts shall be settled in cash.  In lieu of such withholding, the Participant may elect, and the Company may require as a condition of delivery, that the Participant remit to the Company an amount in cash sufficient in the opinion of the Company to satisfy all or any portion of such tax withholding requirements.

10.        Nature of Payments.  The grant of this Award is in consideration of services to be performed by the Participant for the Company and constitutes a special incentive payment.  The Award does not constitute salary, wages, regular compensation or contractual compensation for the year of grant or any subsequent year.  The parties agree that the Award is not to be included in or taken into account in computing the amount of salary or compensation of the Participant for the purposes of determining (1) any pension, retirement, profit-sharing, bonus, life insurance or other benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company, (2) any severance or other amounts payable under any other agreement between the Company and the Participant, or (3) any other employment related rights or benefits under law or any plan, program or agreement. No claim or entitlement to compensation or damages shall arise from forfeiture of this Award resulting from termination of employment.  For purposes of clarity, the Participant’s right to vest in the Award terminates upon the date upon which he or she no longer actively provides services to the Company, except as expressly provided herein, and does not continue during any notice or severance period.  The Company is not responsible for any changes in the value of this Award due to foreign exchange rate fluctuations.

11.        Administration.  By accepting the grant of this Award, the Participant agrees that no member of the Committee shall be liable for any action or determination made in good faith with respect to the Equity Plan or any award thereunder or the Grant Certificate.  Any action taken or decision made by the Company, the Board or the Committee or its delegates arising out of or in connection with the construction, administration, interpretation or effect of the Award or the Grant Certificate shall lie within its sole and absolute discretion, shall not require the Participant’s consent and shall be final, conclusive and binding upon the Participant and all persons claiming under or through the Participant.  Any certifications by the Committee pursuant to the Award shall be determined in writing and may be in any form determined by the Committee (including as part of applicable meeting minutes).  By accepting this Award, the Participant and each person claiming under or through the Participant shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken or decision made under the Award or the Grant Certificate by the Company, the Board or the Committee or its delegates.

12.        Notices.  Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Corporate Secretary, Kate Spade & Company, 5901 Westside Avenue, North Bergen, NJ 07047, or at such other address as the Company may hereafter designate to the Participant by notice as provided in this Section 12.  Any notice to be given to the Participant hereunder shall be addressed to the Participant’s home address of record, or at such other address as the Participant may hereafter designate to the Company by notice as provided herein.  A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

13.        Right of Discharge Preserved.  The grant of the Award and the terms set forth in the Grant Certificate shall not confer upon the Participant the right to continue in the employ or other service of the Company, and shall not affect any right which the Company may have to terminate such employment or service.

14.        Successors and Assigns.  The terms of the Grant Certificate shall be binding upon and inure to the benefit of the Company and the successors and assigns of the Company.  Except as otherwise determined by the Committee in its sole discretion, the Participant’s rights and interests under the Award and the Grant Certificate may not be sold, assigned, transferred, or otherwise disposed of, or made subject to any encumbrance, pledge, hypothecation or charge of any nature.  If the Participant (or those claiming under or through the Participant) attempts to violate this Section 14, such attempted violation shall be null and void and without effect, and the Company’s obligation to make any payment to the Participant (or those claiming under or through the Participant) hereunder shall terminate.

15.        No Right to Future Awards.  The Award is a discretionary award.  Neither the Grant Certificate or the Equity Plan, nor the grant of the Award confers on the Participant any right or entitlement to receive another award under the Equity Plan or any other plan at any time in the future or with respect to any future period.

16.        Governing Law.  The Award and the Grant Certificate shall be interpreted, construed and administered in accordance with the laws of the State of Delaware.

17.        Entire Agreement.  The Grant Certificate and the Equity Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof.  They supersede all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the Award.  By accepting the Award, the Participant shall be deemed to accept all of the terms and conditions of the Grant Certificate and the Equity Plan.

18.        Amendments.  Notwithstanding any provision set forth in the Grant Certificate or the Equity Plan and subject to all applicable laws, rules and regulations, the Committee shall have the power to:  (1) alter or amend the terms and conditions of the Award in any manner consistent with the provisions of Section 3.1 of the Equity Plan; (2) without the Participant’s consent, alter or amend the terms and conditions of the Award in any manner that the Committee considers necessary or advisable, in its sole discretion, to comply with, or take into account changes in, or interpretations or rescissions of, applicable tax laws, securities laws, employment laws, accounting rules or standards and other applicable laws, rules, regulations, guidance, ruling, judicial decision or legal requirement; (3) ensure that the Awards are not subject to federal, state, local or foreign taxes prior to settlement or payment, as applicable; or (4) without the Participant’s consent, waive any terms and conditions that operate in favor of the Company.  Any alteration or amendment of the terms of the Awards by the Committee shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person.  The Committee shall give notice to the Participant of any such alteration or amendment as promptly as practicable after the adoption thereof.

19.        Transferability.  Before the issuance of shares of Common Stock in settlement of this Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by the Participant’s creditors or by the Participant’s beneficiary, except (1) transfer by will or by the laws of descent and distribution or (2) transfer by written designation of a beneficiary, in a form acceptable to the Company, with such designation taking effect upon the Participant’s death.  All rights with respect to this Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

20.        Clawback Policy; Right of Recapture.

(a)        Notwithstanding anything to the contrary in this Grant Certificate, all Performance Shares or shares of Common Stock issued in settlement of this Award shall be subject to any clawback policy adopted by the Company from time to time (including, but not limited to, any policy adopted in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law), regardless of whether the policy is adopted after the date on which the Performance Shares are granted, vest, or are settled by the issuance of shares of Common Stock.

(b)        Notwithstanding anything to the contrary in this Grant Certificate, all Performance Shares payable or shares of Common Stock issued in settlement of this Award shall be subject to the right of recapture as set forth in Section 2.11 of the Equity Plan.

21.        Securities Law Compliance.  Notwithstanding anything to the contrary contained herein, no shares of Common Stock shall be issued to the Participant upon vesting of this Award unless the Common Stock is then registered under the Securities Act of 1933 or, if such Common Stock is not then so registered, the Company has determined that such vesting and issuance would be exempt from the registration requirements of the Securities Act.  By accepting this Award, the Participant agrees not to sell any of the shares of Common Stock received under this Award at a time when applicable laws or Company policies prohibit a sale.

22.        Section 409A.

(a)        This Award is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”) so as not to be subject to taxes, interest or penalties under Section 409A of the Code.  This Grant Certificate shall be interpreted and administered to give effect to such intention and understanding and to avoid the imposition on the Participant of any tax, interest or penalty under Section 409A of the Code in respect of the Award.

(b)        Notwithstanding anything else herein to the contrary, any payment scheduled to be made to the Participant after the Participant’s separation from service shall not be made until the date six months after the date of the Participant’s separation from service to the extent necessary to comply with Section 409A(a)(B)(i) and applicable Treasury Regulations.  Following any such six-month delay, all such delayed payments shall be paid in a single lump sum on the date six months after the Participant’s separation from service.  For purposes of the Award, “separation from service” with the Company means a separation from service as defined in Section 409A of the Code determined using the default provisions set forth in Treasury Regulation §1.409A-1(h) or any successor regulation thereto.  The provisions of this paragraph shall only apply if, and to the extent, required to avoid the imputation of any tax, penalty or interest pursuant to Section 409A of the Code.

(c)        If any provision of the Grant Certificate or the Equity Plan would, in the reasonable, good faith judgment of the Committee, result or likely result in the imposition on the Participant, a beneficiary or any other person of any additional tax, accelerated taxation, interest or penalties under Section 409A of the Code, the Company may modify the terms of the Grant Certificate, or may take any other such action, without the Participant’s consent, a beneficiary or such other person, in the manner that the Company may reasonably and in good faith determine to be necessary or advisable to avoid the imposition of such additional tax, accelerated taxation, interest, or penalties or otherwise comply with Section 409A of the Code.  This Section 22 does not create an obligation on the part of the Company to modify the Grant Certificate and does not guarantee that the Award shall not be subject to additional taxes, accelerated taxation, interest or penalties under Section 409A of the Code.

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KATE SPADE & COMPANY
By the Compensation Committee of the Board of Directors:

By:
Authorized Signature

Name:	[Name]

Consented and Agreed to:

[by physical signature]